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                                 EXHIBIT 11
                          CRAGAR INDUSTRIES, INC.
               SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE

                                                                   Three Months Ended March 31,
EARNINGS (LOSS) PER SHARE                                                1998          1997
                                                                   ----------------------------
Net earnings (loss)                                                  $  (350,602)    $  8,588
Less:  Preferred Stock Dividends in Arrears                              (17,500)            -
                                                                     -----------     ---------
Income (loss) available to Common Stockholders                       $  (368,102)    $   8,588
                                                                     -----------     ---------
                                                                     -----------     ---------

Basic EPS - Weighted Average
   Shares outstanding                                                  2,453,990     2,210,305
                                                                     -----------     ---------
                                                                     -----------     ---------

Basic Earnings (Loss) per Share                                      $     (0.15)    $    0.00
                                                                     -----------     ---------
                                                                     -----------     ---------

Basic EPS - Weighted Average
   Shares outstanding                                                  2,453,990     2,210,305

Effect of Diluted Securities:
   Stock Options and Warrants (1)                                              -       176,019
   Convertible Preferred Stock (1)                                             -             -
                                                                     -----------     ---------
Diluted EPS - Weighted Average
   Shares Outstanding                                                  2,453,990     2,386,324
                                                                     -----------     ---------
                                                                     -----------     ---------
Diluted Earnings (Loss) per Share                                    $     (0.15)    $    0.00
                                                                     -----------     ---------
                                                                     -----------     ---------
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(1) The Company's outstanding stock options, warrants, and convertible preferred stock have an antidilutive effect on net loss per share.
    As a result, such amounts have been excluded from the computations of diluted loss per share.

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